Filed in the Office of	Business Number **E0389702009-5**
Barbara K. Cegavske	Filing Number **20211806884**
Secretary of State State Of Nevada	Filed On **10/6/2021 2:42:00 PM**
	Number of Pages **1**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

GBT Technologies Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: September 10, 2021

4. Description of the inaccuracy or defect.

The filing date of the originally filed Certificate of Change inaccurately stated the effective date.